LETTER OF RESPONSE

November 22, 1996



Ms. Karin French
Assistant Chief Accountant
Securities and Exchange Commission
Washington, D.C.  20549

Dear Ms. French:

RE:  Capital City Bank Group, Inc.
     SEC File No. 0-13358
     Form 8-K; Dated July 1, 1996

On behalf of Capital City Bank Group, Inc. (The "Company") I submit herewith by direct transmission to the Securities and Exchange Commission's EDGAR filing system one (1) conformed copy of Amendment No. 2 to the Company's Report on Form 8-K, dated July 1, 1996. This Form 8-K/A has been filed in response to your above referenced correspondence:

1) Refer to Note (1) to the Pro forma financial statements: We have revised the note to the pro forma financial statements to include an allocation of the purchase price to the net assets of First Financial Bancorp and the calcualtion of the related goodwill recognized in connection with the merger.

2) We have disclosed the significant assumptions (i.e., amortization methods and periods, interest rate, effective tax rate) used to determine the amounts of the various adjustments made to the Company's condensed consolidated statements of income in Notes 1, 6 and 7.

Sincerely,
Capital City Bank Group, Inc.



/s/J. Kimbrough Davis
Senior Vice President
Chief Financial Officer